UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 3, 2025
Commission File Number 1-13610
CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
5956 Sherry Lane, Suite 700, Dallas, TX 75225	(972) 349-3200
(Address of Principal Executive Offices)	(Registrant's telephone number)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT	Tel Aviv Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2025, Comerica Bank (the “Lender”) originated a first lien mortgage loan of up to $35.5 million (the “Mortgage Loan”) to CIM Urban REIT Properties IX, L.P. (the “Borrower”) (the “New Loan Agreement”), which is a subsidiary of Creative Media & Community Trust Corporation (the “Company”) managed on a day-to-day basis by affiliates of CIM Group Management, LLC. The Mortgage Loan is secured by, among other things, a first priority deed of trust and security agreement on the Borrower’s fee simple interest in Penn Field, an office campus located at 3601 S. Congress Avenue, Austin, Texas (the “Property”).

The Mortgage Loan consists of (a) a $32.0 million closing day advance that was or will be used by the Company for general corporate purposes and to paydown existing debt in the amount of $15.0 million under the Company’s Amended and Restated Credit Agreement, dated as of December 16, 2022 by and among the borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”), and to pay certain of the fees and expenses incurred in connection with the entry of the New Loan Agreement, and (b) a future advance component of up to $3.5 million to fund future tenant allowance costs in connection with a new lease that is expected to be entered into for a portion of the Property.

In connection with entry into the New Loan Agreement, the Company repaid in full the outstanding obligations under the Existing Credit Agreement and terminated the Existing Credit Agreement.

The Mortgage Loan is a floating-rate, partially amortizing (with a required principal repayment of $50,000 each month), non-recourse loan with a three-year term ending on April 3, 2028, with the Borrower having the right to extend the term for up to two years upon the satisfaction of certain customary conditions. The Mortgage Loan has an interest rate of one-month Term SOFR plus 2.95%.

The Mortgage Loan may be prepaid in whole, or in part, as provided in the New Loan Agreement, at any time and without penalty other than the payment by Borrower of any Term SOFR breakage costs.

In connection with the New Loan Agreement, the Company (as the guarantor) delivered a customary non-recourse carveout and carry guaranty to the Lender (the “Guaranty Agreement”), under which the Company agreed to indemnify the Lender with respect to (i) certain “non-recourse carveout events” and to be fully liable for the Mortgage Loan in certain circumstances (e.g., the voluntary bankruptcy of the Borrower and other insolvency events) and (ii) carry costs relating to the Property until the earliest of certain dates, as described in the Guaranty Agreement. The Company also delivered a customary environmental indemnity agreement, pursuant to which the Borrower and the Company agreed to protect, defend, indemnify, release and hold harmless the Lender from and against certain environmental liabilities relating to the Property (the guaranty and indemnity documents described above are referred to collectively as the “Guaranties”). The Guaranty Agreement requires the Company to maintain a net worth of no less than $35.0 million, exclusive of the value of the collateral for the Mortgage Loan, and liquid assets of no less than $3.0 million.

The New Loan Agreement and the Guaranties contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types.

The foregoing summary of the New Loan Agreement and the Guaranties does not purport to be a complete description and is qualified in its entirety by the full text of the New Loan Agreement and the Guaranties, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information provided in Item 1.01 and Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Term Loan Agreement, dated as of April 3, 2025, by and between the Borrower and the Lender.
10.2	Guaranty, dated as of April 3, 2025, by the Company for the benefit of the Lender.
10.3	Environmental Indemnity, dated as of April 3, 2025, by the Borrower and the Company for the benefit of the Lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION
Dated: April 9, 2025	By:	/s/ Barry N. Berlin Barry N. Berlin Chief Financial Officer